EX-99.g.1.b

May 4, 2018

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention:  Clint Garran, Vice President

Re:  Aberdeen Funds — New Series of Shares

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company.

This letter is to provide notice of the establishment of the following seven (7) new series (collectively, the “New Series”) of Aberdeen Funds (the “Funds”): (1) Aberdeen Dynamic Dividend Fund; (2) Aberdeen Global Infrastructure Fund; (3) Aberdeen High Yield Managed Duration Municipal Fund; (4) Aberdeen International Real Estate Equity Fund; (5) Aberdeen Realty Income & Growth Fund; (6) Aberdeen Income Builder Fund; and (7) Aberdeen Ultra Short Municipal Income Fund.  In accordance with Section 21.6 (Additional Portfolios) of the Agreement, as amended, the undersigned Funds hereby requests that your bank act as Custodian for the aforementioned New Series under the terms of the Agreement.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to Aberdeen Funds and retaining one for your records.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON APPENDIX A HERETO

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended May 4, 2018

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Focused U.S. Equity Fund

(formerly Aberdeen Equity Long-Short Fund)

Aberdeen U.S. Small Cap Equity Fund

(formerly Aberdeen Small Cap Fund)

Aberdeen China Opportunities Fund

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Income Fund

Aberdeen Asia Bond Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen International Equity Fund

Aberdeen Unconstrained Global Fixed Income Fund

(formerly, Aberdeen Global Fixed Income Fund)

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Tax-Free Income Fund

Aberdeen U.S. Multi-Cap Equity Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Japanese Equities Fund

Aberdeen U.S. Mid Cap Equity Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen High Yield Managed Duration Municipal Fund

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Income Builder Fund

Aberdeen Ultra Short Municipal Income Fund

The India Fund, Inc.

The Asia Tigers Fund, Inc.

Aberdeen Chile Fund, Inc.

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.

Aberdeen Indonesia Fund, Inc.

Aberdeen Israel Fund, Inc.

Aberdeen Latin American Fund, Inc.

Aberdeen Greater China Fund, Inc.